UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2013
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Memorial City Way, Suite 1000
Houston, Texas 77024
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (281) 949-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2013, Forum Energy Technologies, Inc., a Delaware corporation, (the “Company”) entered into Amendment No. 4 to Amended and Restated Credit Agreement and Omnibus Amendment to Credit Documents (the “Amendment”), which amends the Amended and Restated Credit Agreement, dated as of October 4, 2011, among the Company, as the borrower, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”).

The Amendment provides for (i) additional investment capacity, including a $50 million increase in the ability of the Company and its restricted subsidiaries to make certain investments in foreign restricted subsidiaries and the ability of the Company and its restricted subsidiaries to make up to $65 million of certain permitted investments and (ii) certain other amendments to the Credit Agreement, each as set forth in the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit Title or Description

10.1
Amendment No. 4 to Amended and Restated Credit Agreement and Omnibus Amendment to Credit Documents dated as of May 23, 2013 among Forum Energy Technologies, Inc., as borrower, certain of its wholly owned domestic subsidiaries, as guarantors, certain banks and financial institutions executing the signature pages thereto, as lenders and letter of credit issuers and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2013	FORUM ENERGY TECHNOLOGIES, INC.
/s/ James L. McCulloch
James W. Harris
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

10.1
Amendment No. 4 to Amended and Restated Credit Agreement and Omnibus Amendment to Credit Documents dated as of May 23, 2013 among Forum Energy Technologies, Inc., as borrower, certain of its wholly owned domestic subsidiaries, as guarantors, certain banks and financial institutions executing the signature pages thereto, as lenders and letter of credit issuers and Wells Fargo Bank, National Association, as administrative agent.